       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2001
                          REGISTRATION NO. 333-_______
                              --------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ON2.COM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   84-1280679
        ----------------------------------           -----------------------
        (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

         145 HUDSON STREET
         NEW YORK, NY                                  10013
        ----------------------------------           -----------------------
        (ADDRESS OF PRINCIPAL                       (ZIP CODE)
         EXECUTIVE OFFICES)


                                  ON2.COM INC.
                       2000 NONQUALIFIED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------
                               DOUGLAS A. MCINTYRE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ON2.COM INC.
                                145 HUDSON STREET
                               NEW YORK, NY 10013
                                 (917) 237-0500
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------
                                    COPY TO:
                                WILLIAM A. NEWMAN
                                MCGUIREWOODS LLP
                         9 WEST 57TH STREET, SUITE 1620
                               NEW YORK, NY 10019
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                     Proposed
Title of Each Class                                  Maximum           Proposed Maximum          Amount of
Of Securities to be              Amount to be        Offering Price    Aggregate                 Registration
Registered                       Registered          Per Share         Offering Price            Fee

Common Stock,                    5,000,000(1)        $0.61(2)          $3,050,000(2)             $805.20(2)
par value $0.01
per share
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the price shown is based on the average of the high and low sales price of the common stock as reported by the American Stock Exchange on May 1, 2001, which was $0.61 per share.

         This Registration Statement on Form S-8 is filed by On2.com Inc., a Delaware corporation (the "Registrant"), relating to 5,000,000 shares of its common stock, par value $0.01 per share, authorized and reserved for issuance under the On2.com Inc. 2000 Nonqualified Stock Option Plan (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "SEC") are incorporated in this Registration Statement by reference and made a part of this Registration
Statement:

1. Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 2, 2001.
2.       Current Report on Form 8-K filed on January 17, 2001.
3.       Current Report on Form 8-K/A filed on January 17, 2001.
4.       Current Report on Form 8-K filed on February 5, 2001.
5. The description of the Registrant's Common Stock contained in the definitive proxy statement on Schedule 14A for the fiscal year 1999 annual shareholder meeting filed on April 24, 2000.

         All reports and other documents, filed subsequent to the date hereof by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, are collectively referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the DGCL provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith an in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by and by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Article XII of the Registrant's amended and restated certificate of incorporation sets forth the extent to which the Registrant's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the extent and under the circumstances currently permitted by the DGCL. Article IX of the Registrant's by-laws also provide that the directors and officers of the Registrant will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit brought by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances, if it is ultimately determined that he is not entitled to indemnification by the Registrant. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

         The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index following signatures.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 4, 2001.

                                        ON2.COM INC.


                                        By: /s/ Douglas A. McIntyre
                                        --------------------------------------
                                        Douglas A. McIntyre
                                        President and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas A. McIntyre as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for him in his name, and in all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached, and to file all such amendments, and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                                  DATE

/s/ Douglas A. McIntyre
-----------------------------------------  President, Chief Executive Officer     May 4, 2001
(Douglas A. McIntyre)                      and Director


/s/ Daniel B. Miller                       Founder, Chief Technology Officer      May 4, 2001
-----------------------------------------  and Director
(Daniel B. Miller)


/s/ Mark J. Meagher
-----------------------------------------  Executive Vice President and Chief     May 4, 2001
(Mark J. Meagher)                          Financial Officer


/s/ Stephen D. Klein
-----------------------------------------  Director                               May 4, 2001
(Stephen D. Klein)


/s/ William A. Newman
-----------------------------------------  Director                               May 4, 2001
(William A. Newman)


/s/ Jack L. Rivkin
-----------------------------------------  Director                               May 4, 2001
(Jack L. Rivkin)


/s/ Strauss Zelnick
-----------------------------------------  Director and Non-executive Chairman    May 4, 2001
(Strauss Zelnick)                          of the Board

                                  EXHIBIT INDEX

         4.1*     Certificate of Incorporation of the Registrant

         4.2**    Bylaws of the Registrant

         5.1      Opinion of McGuireWoods, LLP.

         23.1     Consent of Arthur Andersen LLP, independent auditors.

         23.2     Consent of McGuireWoods, LLP (included in Exhibit 5.1).

         24.1     Power of Attorney (included in signature page).

         99.1     On2.com Inc. 2000 Nonqualified Stock Option Plan
         --------------------------------------------------------------------
* Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and incorporated by reference herein.

**       Filed as an exhibit to the Registrant's definitive proxy statement on
         Schedule 14A for the fiscal year 1999 annual shareholder meeting and incorporated by reference herein.